SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                TRIBEWORKS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


            Delaware                                              94-3370795
_______________________________                              ___________________
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


           988 Market Street
       San Francisco, California                                    94102
________________________________________                     ___________________
(Address of principal executive offices)                          (Zip Code)


                  Pan World Corporation 1999 Stock Option Plan
                        Tribeworks, Inc. 2001 Stock Plan
                  ____________________________________________
                            (Full title of the plans)


                                 Duncan Kennedy
                             Chief Executive Officer
                                988 Market Street
                         San Francisco, California 94102
                                 (415) 674-5555



                                              CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________________________
                                                                          PROPOSED          PROPOSED
       TITLE OF SECURITIES TO BE REGISTERED           AMOUNT TO BE        MAXIMUM           MAXIMUM           AMOUNT OF
                                                     REGISTERED(1)     OFFERING PRICE      AGGREGATE      REGISTRATION FEE
                                                                       PER SHARE (2)        OFFERING
                                                                                            PRICE(2)
____________________________________________________________________________________________________________________________

Pan World Corporation 1999 Stock Option Plan           1,409,868           $0.06            $84,592              $21
Common Stock, $0.0001 par value(3)
____________________________________________________________________________________________________________________________

Tribeworks, Inc. 2001 Stock Plan                        750,000            $0.06            $45,000              $11
Common Stock, $0.0001 par value(4)
____________________________________________________________________________________________________________________________


(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein as the result of any future stock split, stock dividend or similar adjustment of the
    Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the
    Securities Act of 1933, the price per share and aggregate offering price are based upon the average of the closing bid and ask price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the
    Electronic Bulletin Board of the National Association of Securities Dealers on September 24, 2001.

(3) Tribeworks, Inc. assumed the Pan World Corporation 1999 Stock Option Plan and all of the options outstanding under that plan in connection with the merger of Pan World Corporation and Tribeworks, Inc. on November 2, 1999.

(4) Amount to be registered is one-quarter the total number of shares authorized to be issued under the Tribeworks, Inc.
    2001 Stock Plan.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed by the Registrant with the Commission on April 2, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the (i) quarter ended March 31, 2001, filed by the Registrant with the Commission on May 21, 2001; and (ii) quarter ended June 30, 2001, filed by the Registrant with the Commission on August 20, 2001;

                  (c) A description of the Registrant's securities contained in the Registration Statement Form 10SB effective July 10, 2000.

                  (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's Certificate of Incorporation includes provisions to eliminate the personal liability of its directors for monetary damages resulting from breach of fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Bylaws provide for the indemnification of any director made a party to or involved in any action, suit or proceeding by reason of the fact that he or she was a director, officer or employee of the Registrant.

                  The Registrant entered into indemnity agreements with certain of its current and former directors and officers. These indemnity agreements provide for the indemnification of these individuals


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


in their capacities as directors and/or officers to the fullest extent permitted by the provisions of the Registrant's Bylaws and Delaware corporate law.

                  Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful, as determined in accordance with the Delaware General Corporation Law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable

ITEM 8.           EXHIBITS.

                  4.1   Pan World Corporation 1999 Stock Option Plan
                  4.2   Tribeworks, Inc. 2001 Stock Plan
                  5.1   Opinion regarding legality
                  23.1  Consent of Tauber & Balser, P.C.
                  23.2  Consent of Pollet & Richardson (included in Exhibit 5.1)

ITEM 9.           UNDERTAKINGS

                  (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 26, 2001.

                                              TRIBEWORKS, INC.



                                              By:  /s/ DUNCAN KENNEDY
                                                 ____________________
                                                 Duncan Kennedy, CEO



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 26, 2001.

           /s/ DUNCAN KENNEDY            Chief Executive Officer and Director
         _________________________
         Duncan Kennedy


           /s/ ROBERT DAVIDORF           Chief Financial Officer and Director
         _________________________       (Principal Financial and Accounting
         Robert Davidorf                 Officer)


           /s/ WILLIAM WOODWARD          Director
         _________________________
         William Woodward


           /s/ ROBERT LEVINE             Director
         _________________________
         Robert Levine


           /s/ PATRICK SOQUET            Director
         _________________________
         Patrick Soquet

                                INDEX TO EXHIBITS

Exhibit Number    Description

     4.1          Pan World Corporation 1999 Stock Option Plan
     4.2          Tribeworks, Inc. 2001 Stock Plan
     5.1          Opinion regarding legality
     23.1         Consent of Tauber & Balser, P.C.
     23.2         Consent of Pollet & Richardson (included in Exhibit 5.1)














































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